Exhibit 99.1

MARA Advances Its Optimized Digital Infrastructure Strategy with Agreement to Acquire Long Ridge Energy & Power

Establishes Premier Digital Infrastructure Campus with Over 1 GW of Total Potential Capacity, Including 200 MW of

Existing MARA Capacity and Line of Sight to up to 600 Gross MW of AI and Critical IT Loads

Increases MARA’s Owned and Operated Capacity by 65%

Adds Approximately $144 Million of Annualized Adjusted EBITDA1 at Less than $15/MWh of All-In Operating Costs

MARA to Host Conference Call Today at 8:00 a.m. ET (5:00 a.m. PT)

Miami, FL, — April 30, 2026 — MARA Holdings, Inc. (NASDAQ: MARA) (“MARA”), a leading energy and compute infrastructure company, today announced that it has entered into a definitive agreement to acquire Long Ridge Energy & Power LLC (“Long Ridge Energy”) from FTAI Infrastructure Inc. (NASDAQ: FIP) (“FTAI Infrastructure”) for a total transaction value of approximately $1.5 billion (including the assumption of certain debt). The acquisition includes Long Ridge Energy’s highly efficient 505 MW2 nameplate combined-cycle gas power plant (the “Long Ridge CCGT”) in Hannibal, Ohio, and over 1,600 contiguous acres supporting an integrated digital infrastructure campus in one of the most active data center and power markets in the world.

The acquired campus will provide immediate access to power, land, water and fiber upon closing, with less site development execution risk relative to greenfield alternatives, and supports more than 1 GW of total potential power capacity across generation and load. MARA believes the site is distinctly positioned to support multiple monetization pathways, including long-term HPC leases, flexible compute operations – including Bitcoin mining – and wholesale power generation. MARA also believes that assets of this scale and quality are increasingly difficult to replicate given the time, cost and complexity required to secure power, land, permitting and interconnection in today’s market.

“The agreement to acquire Long Ridge Energy is a significant step forward in executing our optimized digital infrastructure strategy,” said Fred Thiel, MARA’s chairman and CEO. “Power is the scarce input in AI and, with the planned addition of Long Ridge Energy, we are gaining control of a highly efficient, contracted energy platform that has a rare combination of large-scale power, land, water access, fuel supply and grid interconnection in a single location – assets that are increasingly difficult to replicate in today’s market – and is ready for expansion to build a flagship AI campus. By combining energy generation, fuel supply and compute infrastructure, we are building a differentiated platform designed to maximize the value of every megawatt we control.”

Long Ridge Energy Highlights

The acquired Long Ridge Energy assets are expected to serve as a cornerstone within MARA’s digital infrastructure development pipeline. With the acquisition, MARA will expand its operational and development capacity to approximately 2.2 gigawatts across the PJM, ERCOT, SPP, and international markets. MARA’s Hannibal data center, co-located at the Long Ridge Energy site, has already received inbound interest from multiple potential investment-grade AI/Critical IT tenants.

MARA expects construction of an initial AI/Critical IT buildout to begin in 1H 2027, with initial capacity accelerated by its current 200 MW of capacity and targeted to be ready for service in mid-2028. MARA also has multiple paths to expand capacity at the site to up to 600 gross MW over time through a combination of grid expansions and on-site power generation, which MARA will pursue in parallel with the transaction close.

[1]

Annualized Adjusted EBITDA and Adjusted EBITDA are non-GAAP measures. Refer to “Non-GAAP Financial Information” for the definitions of such terms and reconciliations to the closest comparable GAAP metrics.

[2]	Currently authorized to sell 485 MW; expected to increase to full 505 MW nameplate in H2 2026.

In addition, the Long Ridge CCGT maintains approximately 125 acres of industrially permitted land and is a highly efficient combined-cycle gas turbine in the PJM interconnection, with ~505 MW and approximately 100 MMcfd of vertically integrated fuel supply. The facility benefits from structurally low energy costs, supported by all-in operating costs of less than $15/MWh, and long-dated hedges that provide durable and visible cash flows. MARA does not expect to reduce Long Ridge Energy’s current supply of power generation into the PJM grid and does not anticipate impact to consumers. As MARA develops additional compute capacity behind the meter, it expects to pair that demand with incremental generation over time.

As part of the transaction, MARA will also acquire rail infrastructure supporting on-site logistics and operations. Ownership of this infrastructure provides additional flexibility and control over site development, which MARA believes is important in supporting the requirements of AI/Critical IT customers.

Following the closing of the transaction, MARA plans to retain Long Ridge Energy’s team, supplementing MARA’s existing expertise and providing a scalable operating platform for future digital infrastructure development.

Transaction Details and Key Financial Highlights

•	$1.5 billion transaction value, including the assumption of at least $785 million of debt, backstopped by a bridge loan from Barclays

•

Represents approximately $144 million of Annualized Adjusted EBITDA, based on Long Ridge Energy’s 2H 2025 performance, providing stable, cash-generative operations that support the development of MARA’s broader development objectives and financial health

•	Expected to increase MARA’s owned and operated power capacity by approximately 65%

•

Expected to close in the second half of 2026, subject to regulatory approvals, including clearance under the Hart-Scott-Rodino Act and Federal Energy Regulatory Commission approval, as well as satisfaction of other customary closing conditions

Conference Call Details

MARA will hold a webcast and conference call at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) today to discuss the acquisition.

To register to participate in the conference call, please use the link below.

Date: Thursday, April 30, 2026

Time: 8:00 a.m. Eastern time (5:00 a.m. Pacific time)

Registration link: Webcast

The webcast will also be available for replay at MARA’s website at ir.mara.com. If investors have any difficulty connecting to the conference call, please contact MARA’s investor relations team at ir@mara.com.

Advisors

Barclays Capital Inc. and Compass Point Research & Trading, LLC are serving as financial advisors to MARA on the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Sidley Austin LLP are serving as legal advisors to MARA.

Jefferies LLC and Lazard are serving as financial advisors to FTAI Infrastructure. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to FTAI Infrastructure.

About MARA

MARA (NASDAQ: MARA) deploys digital energy technologies to advance the world’s energy systems. Harnessing the power of compute, MARA transforms excess energy into digital capital, balancing the grid and accelerating the deployment of critical infrastructure. Building on its expertise to redefine the future of energy, MARA develops technologies that reduce the energy demands of high-performance computing applications, from AI to the edge.

Non-GAAP Financial Information

This press release includes financial information of Long Ridge Energy which is not recognized under generally accepted accounting principles (GAAP). You should use non-GAAP information in addition to, and not as an alternative to, financial information prepared in accordance with GAAP. We believe that Annualized Adjusted EBITDA and Adjusted EBITDA are useful to us and to our investors because they exclude certain financial, capital structure and/or non-cash items that we do not believe directly reflect core operations or may not be indicative of recurring operations. See the table below for a reconciliation of Long Ridge Energy’s Adjusted EBITDA and Annualized Adjusted EBITDA to net (loss) income attributable to stockholders, the most comparable GAAP measure. Adjusted EBITDA and Annualized Adjusted EBITDA may not be identical or comparable to measures with the same name presented by other companies.

($ thousands)	Three Months Ended September 30, 2025	Three Months Ended December 31, 2025	2025 2H Annualized[1]
Net (loss) income attributable to stockholders	$566	$(45,699)	$(90,266)
Equity-Based Compensation Expense	—	5,636	11,272
Acquisition and Transaction Expenses	162	3,966	8,256
Losses on the modification or extinguishment of debt and capital lease obligations	47	30	154
Changes in fair value of non-hedge derivative instruments	681	(510)	342
Depreciation & amortization expense	6,330	11,438	35,536
Interest Expense	27,956	26,730	109,372
(Benefit from) provision for income taxes	—	34,933	69,866
Pro-rata share of Adjusted EBITDA from unconsolidated entities	—	(337)	(674)

Adjusted EBITDA[2]	$35,742	$36,187	$143,858

1.

Annualized 2H 2025 Adjusted EBITDA is calculated by summing the results for the three month periods ended September 30, 2025 and December 31, 2025 and multiplying such amount by two, as if such results represented a full year of operations, and is presented as it reflects both (i) the full contractual impact of power hedge swap agreements entered into in February 2025 and (ii) capacity payments which commenced in June 2025. 2H results are annualized for illustrative purposes only and do not represent a forecast. Actual results for the fiscal year ended December 31, 2025 and for future periods may differ materially from such annualized results, and such annualized results have not been reviewed or audited by any accounting firm.

2.

Long Ridge Energy defines Adjusted EBITDA as net income (loss) attributable to stockholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, depreciation and amortization expense, interest expense and (b) to include the impact of Long Ridge Energy’s pro-rata share of Adjusted EBITDA from unconsolidated entities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” “target” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, among other things, statements related to the parties’ ability to consummate the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary third-party approvals, or the satisfaction of other closing conditions to consummate the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement or any unanticipated difficulties or expenditures relating to the transaction; MARA’s planned development of digital infrastructure projects, including the Hannibal, Ohio campus; the expected capacity, scalability and performance of those facilities; the anticipated ability to shift between hyperscale and AI workloads and Bitcoin mining at those facilities; MARA’s ability to finance the transaction on acceptable terms, or at all; the anticipated benefits of the proposed transaction to MARA, including MARA’s expansion into high-performance computing; MARA’s ability to advance and execute its digital energy infrastructure strategy; the expected earnings and cash flows from the Long Ridge Facility and the expected accretive impact of the transaction to MARA’s profitability metrics. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause MARA’s actual results to differ materially from those expressed or implied in these forward-looking statements. Subsequent events and developments, including actual results or changes in MARA’s assumptions, may cause MARA’s views to change. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions, the risk that the transaction disrupts MARA’s current plans and operations or diverts management’s attention from its ongoing business, the effect of the announcement of the transaction on the ability of MARA to retain and hire key personnel and maintain relationships with others with whom it does business, the effect of the announcement of the transaction on MARA’s operating results and business generally and the other factors discussed in the “Risk Factors” section of MARA’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the risks described in other filings that MARA may make from time to time with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and MARA specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

MARA Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com

MARA Media Contact:

Email: mara-jf@joelefrank.com